INVESCO STOCK FUNDS, INC.
                            -------------------------

                            CERTIFICATE OF CORRECTION


THIS IS TO CERTIFY THAT:

     FIRST: The title of the document being corrected hereby is Articles of Amendment (the "Articles").

     SECOND: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on May 5, 2000.

     THIRD: The only party to the Articles is INVESCO Stock Funds, Inc., a Maryland corporation, registered as an open-end company under the Investment Company Act of 1940 (the "Corporation").

     FOURTH: The Articles were incorrectly filed in the form of Articles of Amendment.

     FIFTH: The Articles as filed with SDAT are attached hereto as Exhibit A.

     SIXTH:  The  corrected  document  is  attached  hereto as Exhibit B.


     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

                                  [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by the officers below on this 25th day of January, 2002.


ATTEST:                             INVESCO STOCK FUNDS, INC.


/s/ Glen A. Payne                       /s/ Raymond R. Cunningham
_________________________           By: _________________________
Glen A. Payne                           Raymond R. Cunningham
Secretary                               Vice President

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       OF
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          INVESCO STOCK FUNDS, INC.



     INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous consent effective as of February 3, 1999, the board of directors of the Company voted to create an additional class of shares of INVESCO Dynamics Fund Common Stock of the Company designated as INVESCO Dynamics Fund - Institutional Class, and has authorized 100,000,000 shares of stock to be allocated to said class. The aggregate number of shares of stock of all series/classes which the Company had the authority to issue before creation of a new class of INVESCO Dynamics Fund was three billion five hundred million (3,500,000,000) shares of Common Stock with a par value of $0.01 per share. The aggregate number of shares of stock of all series/classes which the Company shall have the authority to issue after creation of a new class of INVESCO Dynamics Fund Common Stock is three billion five hundred million (3,500,000,000) shares of Common Stock. The newly designated class of INVESCO Dynamics Fund Common Stock designated as INVESCO Dynamics Fund - Institutional Class has a par value of $0.01 per share.

     SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

     THIRD:  A  description  of the Common Stock so  classified,  including  the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

     FOURTH: The Company is registered as an open-end investment management company under the Investment Company Act of 1940.

     The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 4th day of May, 2000.

     These Articles of Amendment shall be effective as of the 4th day of May, 2000 by the Maryland State Department of Assessments and Taxation.

                              INVESCO STOCK FUNDS, INC.


                              By:   /s/ Mark H. Williamson
                                    ____________________________________
                                    Mark H. Williamson, President

WITNESSED:

By:   /s/ Glen A. Payne
      ________________________
      Glen A. Payne, Secretary

                                  CERTIFICATION

     I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 4th day of May, 2000.



                                    /s/ Ruth A. Christensen
                                    __________________________________
                                    Notary Public

My Commission Expires: 3/16/2000
                       _________

                                    EXHIBIT B


                            INVESCO STOCK FUNDS, INC
                            ------------------------

                             ARTICLES SUPPLEMENTARY


     INVESCO Stock Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Under a power contained in the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of
Directors"), by resolution duly adopted at a meeting duly called and held on February 3, 2000, reclassified and designated 100,000,000 shares (the "Shares") of [Common Stock] (as defined in the Charter) as shares of INVESCO Dynamics Fund-Institutional Class Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as stated in the Charter of the Corporation.

     SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.